UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

CENTERSTATE BANK CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	000-32017	59-3606741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Street South, Suite 202, Winter Haven, FL		33880
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (863) 293-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CSFL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2020, CenterState Bank Corporation (“CenterState”) held a special meeting of shareholders (the “special meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of January 25, 2020 (the “merger agreement”), by and between CenterState and South State Corporation (“South State”), which provides, among other things and subject to the terms and conditions set forth therein, that CenterState will merge with and into South State (the “merger”), with South State as the surviving corporation.

As of April 14, 2020, the record date for the special meeting, there were 124,131,401 shares of common stock, par value $0.01 per share, of CenterState (“Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the special meeting.  At the special meeting, a total of 88,869,741 shares of Common Stock, representing approximately 71.59% of the shares of Common Stock outstanding and entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the special meeting, the following proposals were considered:

1.	a proposal to approve the merger agreement (the “CenterState merger proposal”);
2.

a proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to CenterState’s named executive officers in connection with the merger (the “CenterState compensation proposal”); and

3.

a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the CenterState merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of CenterState common stock (the “CenterState adjournment proposal”).

Each of the three proposals was approved by the requisite vote of CenterState’s shareholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the definitive joint proxy statement/prospectus filed by CenterState with the U.S. Securities and Exchange Commission on April 20, 2020.

1.	CenterState merger proposal:

For	Against	Abstain	Broker Non-Votes
88,132,924	549,436	187,381	N/A

2.	CenterState compensation proposal:

For	Against	Abstain	Broker Non-Votes
58,439,939	30,183,099	246,703	N/A

3.	CenterState adjournment proposal:

For	Against	Abstain	Broker Non-Votes
73,721,782	14,767,811	380,148	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANK CORPORATION

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and
Chief Financial Officer

Date:  May 21, 2020